FOR RELEASE ON: August 5, 2026

CONTACT:	Robert Barry
VP - Investor Relations
608-361-7530
robert.barry@regalrexnord.com

REGAL REXNORD REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

MILWAUKEE, WI - Regal Rexnord Corporation (NYSE: RRX)

2Q Highlights
•Daily Orders Up 8.8% Versus PY
•Sales Of $1,558.4 Million, Up 4.2% Versus PY, Up 3.3% On An Organic Basis
•GAAP Net Income Of $116.8 Million Versus PY Of $79.6 Million, Up $37.2 Million Or 46.7% Versus PY
•Adjusted EBITDA Of $366.6 Million Versus PY Of $329.7 Million, Up $36.9 Million Or 11.2% Versus PY
•2Q 2026 Adjusted EBITDA Includes IEEPA Tariff Refund Benefit Of $32.0 Million
•Diluted EPS Of $1.74, Up 46.2% Versus PY; Adjusted Diluted EPS Of $2.99, Up 20.6% Versus PY
•2Q 2026 Adjusted Diluted EPS Includes IEEPA Tariff Refund Benefit Of $0.39
•Cash From Operating Activities of $176.6 Million; Free Cash Flow Of $154.1 Million
•Net Debt To Adjusted EBITDA (Including Synergies) Ended 2Q At 3.06x; Expect To Be Below 3.0x In The Second Half Of 2026
•2026 GAAP EPS Guidance Range Narrowed To $5.42 To $5.92
•2026 Adjusted EPS Guidance Range Narrowed To $10.35 To $10.85, Inclusive Of IEEPA Tariff Refund Benefits Worth $0.57 Per Share; Midpoint Remains $10.60

CEO Aamir Paul commented, "I am honored to serve as Regal Rexnord’s sixth CEO and excited about the opportunities in front of us. I joined the Company because I believe Regal Rexnord is uniquely positioned to leverage its technology leadership, manufacturing scale, and deep customer relationships to address relevant needs across many attractive end markets. In particular, the development of solutions in eVTOL, robotics and data center are exciting frontiers where Regal Rexnord can play a meaningful role. To start, I am spending my time learning the business. Ultimately, the goal is to create a sustainable platform for growth, while also delivering predictable results along the way.”

CFO Rob Rehard commented: “Regal Rexnord delivered solid second-quarter performance. Our mid-term sales growth outlook strengthened further, with enterprise daily orders increasing 8.8% year over year, led by 17.1% daily orders growth in AMC. This momentum reflects improving end markets and continued traction on our growth initiatives. Organic sales growth also accelerated, to 3.3%, despite greater-than-expected headwinds in Resi-HVAC, pool, mining and agriculture markets. Excluding IEEPA refunds, enterprise adjusted EBITDA margins were in line with expectations, despite incremental inflationary pressures, aided in part by incremental synergies; AMC margins improved sequentially and year over year; and adjusted diluted EPS increased versus the prior year.”

Rehard concluded, “Looking forward, our top line outlook remains unchanged. We are holding our adjusted EPS outlook range mid-point, including refunds. Our outlook also now reflects a longer timeline to realize planned productivity gains, in some cases to prioritize service levels. Additionally, we are experiencing a lag in price realization relative to a faster pace of inflation, and modestly unfavorable segment mix impacts. Importantly, these factors do not change our view of a strong and broad-based underlying demand environment. We continue to see positive order momentum across the business.”

Guidance Update

We are narrowing our 2026 GAAP EPS guidance to a range of $5.42 to $5.92. We are also narrowing our 2026 Adjusted Diluted EPS guidance range to $10.35 to $10.85, which now includes expected IEEPA tariff refund benefits worth $0.57 per share. Our Adjusted Diluted EPS guidance range mid-point remains $10.60.

Segment Performance

Segment results for the second quarter of 2026 versus the same period of the prior year are summarized below:

•Automation & Motion Control (AMC) net sales were $477.7 million, an increase of 16.2%, or an increase of 15.6% on an organic basis. Growth was broad-based, but with particular strength in the data center, discrete automation, and aerospace & defense markets. Adjusted EBITDA margin was 21.1% of net sales or 19.9% excluding refunds.

•Industrial Powertrain Solutions (IPS) net sales were $669.4 million, an increase of 3.0%, or an increase of 2.0% on an organic basis. Growth was strongest in the energy market. Adjusted EBITDA margin was 27.1% of net sales or 25.9% excluding refunds.

•Power Efficiency Solutions (PES) net sales were $411.3 million, a decrease of 5.5%, or a decrease of 6.6% on an organic basis due to weakness in the residential HVAC and pool markets, which was partially offset by strength in the commercial HVAC market. Adjusted EBITDA margin was 20.5% of net sales or 16.2% excluding refunds.

Conference Call

Regal Rexnord will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Wednesday, August 5, 2026. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investor website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1-877-264-6786 (U.S. callers) or 1-412-317-5177 (international callers) and enter 6542343# when prompted. Participants on the call will include Aamir Paul, CEO, and Rob Rehard, EVP & CFO.

A webcast replay will be available at the link above, and a telephone replay will be available at 1-855-669-9658 (U.S. callers) or 1-412-317-0088 (international callers), using a replay access code of 1638161#. Both replays will be accessible for three months after the earnings call.

Supplemental Materials

Supplemental materials and additional information for the quarter ended June 30, 2026 will be accessible before the conference call on August 5, 2026 on Regal Rexnord’s Investor website: https://investors.regalrexnord.com. The Company intends to disseminate important information about the Company to its investors on the Investors section of its website: https://investors.regalrexnord.com. Investors are advised to look at Regal Rexnord’s website for future important information about the Company. The content of the Company’s website is not incorporated by reference into this document or any other report or document Regal Rexnord files with the Securities and Exchange Commission.

About Regal Rexnord

Regal Rexnord’s 30,000 associates around the world help create a better tomorrow by providing sustainable solutions that power, transmit and control motion. The Company’s electric motors and air moving subsystems provide the power to create motion. A portfolio of highly engineered power transmission components and subsystems efficiently transmits motion to power industrial applications. The Company’s automation offering, comprised of controllers, drives, precision motors, and actuators, controls motion in applications ranging from factory automation to precision tools used in surgical applications.

The Company’s end markets benefit from meaningful secular demand tailwinds, and include discrete automation, food & beverage, aerospace & defense, medical, data center, energy, residential and commercial buildings, general industrial, and metals and mining.

Regal Rexnord is comprised of three operating segments: Automation & Motion Control, Industrial Powertrain Solutions, and Power Efficiency Solutions. Regal Rexnord is headquartered in Milwaukee, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, including a copy of our Sustainability Report, visit RegalRexnord.com.

Forward Looking Statements

All statements in this communication, other than those relating to historical facts, are "forward-looking statements." Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about expected market or macroeconomic trends, future strategic plans, and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements in this communication include, without limitation: the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the sale of the Industrial Motors and Generators businesses in 2024 and the acquisition of Altra Industrial Motion Corp. in 2023 ("Altra Transaction") within the expected time-frames or at all and to successfully integrate Altra Industrial Motion Corp. ("Altra"); the Company's substantial indebtedness as a result of the Altra Transaction and the effects of such indebtedness on the Company's financial flexibility; the Company's ability to achieve its objectives on reducing its indebtedness on the desired timeline; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; unanticipated operating costs, customer loss and business disruption or the Company's inability to forecast customer needs; the Company's ability to retain key executives and employees and risks associated with the transition of our new CEO; uncertainties regarding our ability to execute restructuring plans within expected costs and timing or at all; challenges to the tax treatment that was elected with respect to the merger with the Rexnord PMC business and related transactions; actions taken by competitors and our ability to effectively compete in the increasingly competitive global industries and markets; our ability to develop new products based on technological innovation and marketplace acceptance of new and existing products; our ability to keep pace with rapidly evolving technological developments related to advances in artificial intelligence; dependence on significant customers and distributors; risks that customers may make changes and adjustments to their orders which could result in actual revenue recognized being lower or higher than disclosed order values; risks associated with climate change, including unexpected weather events in markets in which we do business, and uncertainty regarding our ability to deliver on our sustainability commitments and/or to meet related investor, customer and other third party expectations relating to our sustainability efforts and rapidly evolving sustainability regulations; changes to and uncertainty in trade policy, including tariffs on imports into the US from Canada, Mexico, China, and other countries, and retaliatory tariffs and import/export restrictions, including Chinese export restrictions on certain rare earth minerals, or other trade restrictions imposed by the US or other governments; risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by ongoing geopolitical conflicts; issues and costs arising from the integration of acquired companies and businesses; prolonged declines in one or more markets, including disruptions caused by labor disputes or other labor activities, natural disasters, terrorism, acts of war, international conflicts, pandemics and political and government actions; risks associated with excess or obsolete inventory charges including related write-offs or write-downs; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, import/export regulations, immigration, customs, border actions and the like, and other external factors that the Company cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated; the Company's ability to identify and execute on future mergers and acquisitions ("M&A") opportunities or other strategic transactions; the impact of any such M&A transactions on the Company's results, operations and financial condition, including the impact from costs to execute and finance any such transactions; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; risks related to foreign currency fluctuations or changes in global commodity prices or interest rates; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; costs and unanticipated liabilities arising from rapidly evolving laws and regulations, including data privacy laws, labor and employment laws, environmental laws and regulations, and tax laws and regulations; risks associated with stock price volatility; and other factors that can be found in our filings with the SEC, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures
(Unaudited)
(Dollars in Millions, Except per Share Data)

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share, adjusted income from operations, adjusted operating margin, adjusted net sales, adjusted gross margin, net debt, EBITDA, adjusted EBITDA, adjusted EBITDA (including synergies), interest coverage ratio, interest coverage ratio (including synergies), adjusted EBITDA margin, gross debt/adjusted EBITDA, net debt/adjusted EBITDA, net debt/adjusted EBITDA (including synergies), free cash flow, adjusted income before taxes, adjusted provision for income taxes, and adjusted effective tax rate. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while the other non-GAAP measures disclosed are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management. This release also includes non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of this forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of this non-GAAP financial measure would require the Company to predict the timing and likelihood of future restructurings and other charges. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measure is not provided.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net Sales	$1,558.4	$1,496.1	$3,037.5	$2,914.2
Cost of Sales	946.8	931.4	1,876.0	1,821.9
Gross Profit	611.6	564.7	1,161.5	1,092.3
Operating Expenses	396.4	382.4	793.7	750.3
Income from Operations	215.2	182.3	367.8	342.0
Interest Expense	77.4	85.3	158.0	175.5
Interest Income	(6.2)	(5.1)	(10.9)	(9.3)
Other Expense, Net	0.3	0.9	0.5	1.6
Income before Taxes	143.7	101.2	220.2	174.2
Provision for Income Taxes	26.9	21.6	39.0	37.1
Net Income	116.8	79.6	181.2	137.1
Less: Net Income Attributable to Noncontrolling Interests	0.2	0.4	0.2	0.6
Net Income Attributable to Regal Rexnord Corporation	$116.6	$79.2	$181.0	$136.5
Earnings Per Share Attributable to Regal Rexnord Corporation:
Basic	$1.75	$1.19	$2.72	$2.06
Assuming Dilution	$1.74	$1.19	$2.71	$2.05
Cash Dividends Declared Per Share	$0.35	$0.35	$0.70	$0.70
Weighted Average Number of Shares Outstanding:
Basic	66.6	66.3	66.5	66.3
Assuming Dilution	66.9	66.5	66.8	66.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jun 30, 2026	Dec 31, 2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$441.6	$521.7
Trade Receivables, Less Allowances of $10.9 Million and $10.5 Million as of June 30, 2026 and December 31, 2025, Respectively	580.0	524.2
Inventories	1,377.9	1,321.7
Prepaid Expenses and Other Current Assets	422.4	344.7
Total Current Assets	2,821.9	2,712.3
Net Property, Plant and Equipment	868.7	911.8
Operating Lease Assets	146.0	145.2
Goodwill	6,575.8	6,611.3
Intangible Assets, Net of Amortization	3,230.7	3,418.4
Deferred Income Tax Benefits	37.2	36.2
Other Noncurrent Assets	71.5	85.8
Total Assets	$13,751.8	$13,921.0

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$642.4	$607.3
Dividends Payable	23.3	23.2
Accrued Compensation and Benefits	204.0	205.5
Accrued Interest	60.1	84.0
Other Accrued Expenses	245.1	281.7
Current Operating Lease Liabilities	40.7	38.5
Current Maturities of Long-Term Debt	24.2	24.1
Total Current Liabilities	1,239.8	1,264.3
Long-Term Debt	4,587.6	4,764.6
Deferred Income Taxes	718.2	752.6
Pension and Other Post Retirement Benefits	99.6	106.0
Noncurrent Operating Lease Liabilities	113.9	114.0
Other Noncurrent Liabilities	69.1	66.2
Equity:
Regal Rexnord Corporation Shareholders' Equity:
Common Stock, $0.01 Par Value, 150.0 Million Shares Authorized, 66.6 Million and 66.4 Million Shares Issued and Outstanding as of June 30, 2026 and December 31, 2025, Respectively	0.7	0.7
Additional Paid-In Capital	4,687.8	4,688.5
Retained Earnings	2,364.7	2,230.3
Accumulated Other Comprehensive Loss	(137.7)	(75.4)
Total Regal Rexnord Corporation Shareholders' Equity	6,915.5	6,844.1
Noncontrolling Interests	8.1	9.2
Total Equity	6,923.6	6,853.3
Total Liabilities and Equity	$13,751.8	$13,921.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$116.8	$79.6	$181.2	$137.1
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities (Net of Acquisitions and Divestitures):
Depreciation	38.5	35.5	75.8	75.6
Amortization	86.4	86.8	173.0	172.2
Noncash Lease Expense	11.8	10.9	23.5	21.8
Share-Based Compensation Expense	2.3	10.3	10.4	19.8
Financing Fee Expense	2.0	4.0	4.4	7.3
Loss (Gain) on Sale of Assets	2.4	(2.3)	2.9	(8.3)
Benefit from Deferred Income Taxes	(16.6)	(24.6)	(30.8)	(43.1)
Other Non-Cash Changes	(1.3)	1.6	(0.6)	2.3
Change in Operating Assets and Liabilities, Net of Acquisitions and Divestitures
Receivables	(2.1)	319.2	(60.5)	318.6
Inventories	1.9	(48.0)	(61.5)	(89.8)
Accounts Payable	11.6	15.4	34.6	57.0
Other Assets and Liabilities	(77.1)	34.8	(160.8)	(45.0)
Net Cash Provided by Operating Activities	176.6	523.2	191.6	625.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(22.5)	(30.2)	(39.9)	(47.0)
Proceeds Received from Sales of Property, Plant and Equipment	2.8	4.5	2.8	14.8
Proceeds Received from Sale of Businesses, Net of Cash Transferred	—	—	—	3.0
Net Cash Used in Investing Activities	(19.7)	(25.7)	(37.1)	(29.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings Under Revolving Credit Facility	625.6	448.3	1,184.0	859.8
Repayments Under Revolving Credit Facility	(720.9)	(487.1)	(1,111.5)	(876.8)
Proceeds from Long-Term Borrowings	—	—	850.0	—
Repayments of Long-Term Borrowings	(1.3)	(431.0)	(1,102.6)	(616.9)
Dividends Paid to Shareholders	(23.2)	(23.4)	(46.6)	(46.6)
Shares Surrendered for Taxes	(0.5)	(1.5)	(15.4)	(7.1)
Proceeds from the Exercise of Stock Options	0.3	1.0	6.7	1.4
Net Cash Used in Financing Activities	(120.0)	(493.7)	(235.4)	(686.2)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	3.6	11.0	0.8	16.5
Net Decrease in Cash and Cash Equivalents	40.5	14.8	(80.1)	(73.4)
Cash and Cash Equivalents at Beginning of Period	401.1	305.3	521.7	393.5
Cash and Cash Equivalents at End of Period	$441.6	$320.1	$441.6	$320.1

ADJUSTED DILUTED EARNINGS PER SHARE
Unaudited
	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
GAAP Diluted Earnings Per Share(a)	$1.74	$1.19	$2.71	$2.05
Intangible Amortization	0.98	0.99	1.95	1.96
Restructuring and Related Costs(b)	0.11	0.12	0.23	0.30
Transaction and Integration Related Costs(c)	0.06	0.07	0.12	0.15
Share-Based Compensation Expense	0.04	0.13	0.08	0.26
Loss (Gain) on Sale of Assets	0.03	(0.02)	0.03	(0.09)
CEO Transition Costs	0.02	—	0.02	—
Accounts Receivable Securitization Transaction Costs	0.01	0.01	0.01	0.01
Discrete Tax Items	—	(0.01)	—	(0.01)
Adjusted Diluted Earnings Per Share(a)	$2.99	$2.48	$5.15	$4.63

(a)	Includes $0.39 of benefit related to IEEPA tariff refunds for the three and six months ended June 30, 2026.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses.

2026 ADJUSTED ANNUAL GUIDANCE
Unaudited
	Minimum	Maximum
GAAP Diluted Earnings Per Share(a)	$5.42	$5.92
Intangible Amortization	3.92	3.92
Restructuring and Related Costs(b)	0.40	0.40
Share-Based Compensation Expense	0.32	0.32
Transaction and Integration Related Costs(c)	0.21	0.21
Loss on Sale of Assets	0.03	0.03
CEO Transition Costs	0.03	0.03
Accounts Receivable Securitization Transaction Costs	0.01	0.01
Operating Lease Asset Step Up	0.01	0.01
Adjusted Diluted Earnings Per Share(a)	$10.35	$10.85

(a)	Includes $0.57 of benefit related to IEEPA tariff refunds.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Primarily relates to integration costs associated with the Altra Transaction.

ORGANIC SALES GROWTH
Unaudited
(Dollars in Millions)
	Three Months Ended
	June 30, 2026
	Automation & Motion Control	Industrial Powertrain Solutions	Power Efficiency Solutions	Total Regal Rexnord
Net Sales Three Months Ended Jun 30, 2026	$477.7	$669.4	$411.3	$1,558.4
Impact from Foreign Currency Exchange Rates	(2.4)	(7.5)	(4.8)	(14.7)
Organic Sales Three Months Ended Jun 30, 2026	$475.3	$661.9	$406.5	$1,543.7

Net Sales Three Months Ended Jun 30, 2025	$411.1	$649.8	$435.2	$1,496.1
Net Sales from Businesses Divested	—	(0.9)	—	(0.9)
Adjusted Net Sales Three Months Ended Jun 30, 2025	$411.1	$648.9	$435.2	$1,495.2

Three Months Ended Jun 30, 2026 Net Sales Growth %	16.2%	3.0%	(5.5)%	4.2%
Three Months Ended Jun 30, 2026 Foreign Currency Impact %	0.6%	1.1%	1.1%	1.0%
Three Months Ended Jun 30, 2026 Divestitures %	—%	(0.1)%	—%	(0.1)%
Three Months Ended Jun 30, 2026 Organic Sales Growth %	15.6%	2.0%	(6.6)%	3.3%

ORGANIC SALES GROWTH
Unaudited
(Dollars in Millions)
	Six Months Ended
	June 30, 2026
	Automation & Motion Control	Industrial Powertrain Solutions	Power Efficiency Solutions	Total Regal Rexnord
Net Sales Six Months Ended Jun 30, 2026	$934.8	$1,317.7	$785.0	$3,037.5
Impact from Foreign Currency Exchange Rates	(15.2)	(26.7)	(11.7)	(53.6)
Organic Sales Six Months Ended Jun 30, 2026	$919.6	$1,291.0	$773.3	$2,983.9

Net Sales Six Months Ended Jun 30, 2025	$807.4	$1,262.5	$844.3	$2,914.2
Net Sales from Businesses Divested	—	(1.5)	—	(1.5)
Adjusted Net Sales Six Months Ended Jun 30, 2025	$807.4	$1,261.0	$844.3	$2,912.7

Six Months Ended Jun 30, 2026 Net Sales Growth %	15.8%	4.4%	(7.0)%	4.2%
Six Months Ended Jun 30, 2026 Foreign Currency Impact %	1.9%	2.1%	1.4%	1.8%
Six Months Ended Jun 30, 2026 Divestitures %	—%	(0.1)%	—%	(0.1)%
Six Months Ended Jun 30, 2026 Organic Sales Growth %	13.9%	2.4%	(8.4)%	2.5%

ADJUSTED EBITDA
Unaudited
(Dollars in Millions)
	Three Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Total Regal Rexnord
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
GAAP Income from Operations(a)	$48.5	$30.4	$97.6	$92.4	$69.1	$59.5	$215.2	$182.3
Restructuring and Related Costs(b)	0.7	1.8	6.2	7.8	2.5	1.0	9.4	10.6
Transaction and Integration Related Costs(c)	1.1	1.3	3.4	4.0	0.9	1.0	5.4	6.3
CEO Transition Costs	0.7	—	1.0	—	0.5	—	2.2	—
Loss on Sale of Accounts Receivable(d)	1.2	—	1.8	—	0.9	—	3.9	—
Accounts Receivable Securitization Transaction Costs	0.2	0.3	0.3	0.4	0.2	0.3	0.7	1.0
Operating Lease Asset Step Up	—	—	0.2	0.2	—	—	0.2	0.2
(Gain) Loss on Sale of Assets	—	(2.3)	2.4	—	—	—	2.4	(2.3)
Adjusted Income from Operations	$52.4	$31.5	$112.9	$104.8	$74.1	$61.8	$239.4	$198.1

Amortization	$34.6	$34.5	$51.2	$50.6	$0.6	$1.7	$86.4	$86.8
Depreciation	13.1	10.9	16.3	15.7	9.1	8.8	38.5	35.4
Amortization of Internal Use Software	0.1	—	0.1	—	0.1	—	0.3	—
Share-Based Compensation Expense	0.7	3.3	0.7	4.5	0.9	2.5	2.3	10.3
Other (Expense) Income, Net	(0.1)	—	0.2	(0.5)	(0.4)	(0.4)	(0.3)	(0.9)
Adjusted EBITDA(a)	$100.8	$80.2	$181.4	$175.1	$84.4	$74.4	$366.6	$329.7

GAAP Operating Margin %	10.1%	7.4%	14.6%	14.2%	16.8%	13.7%	13.8%	12.2%
Adjusted Operating Margin %	11.0%	7.7%	16.9%	16.1%	18.0%	14.2%	15.4%	13.2%
Adjusted EBITDA Margin %	21.1%	19.5%	27.1%	26.9%	20.5%	17.1%	23.5%	22.0%

(a)
Includes benefits of $5.9 million, $8.3 million, $17.8 million and $32.0 million for AMC, IPS, PES and total Regal Rexnord, respectively, related to IEEPA tariff refunds for the three months ended June 30, 2026.

(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Primarily relates to integration costs associated with the Altra Transaction.
(d)	Represents charges associated with the Securitization Facility.

ADJUSTED EBITDA
Unaudited
(Dollars in Millions)
	Six Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Total Regal Rexnord
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
GAAP Income from Operations(a)	$80.0	$65.5	$176.8	$174.1	$111.0	$102.4	$367.8	$342.0
Restructuring and Related Costs(b)	1.9	3.0	12.0	20.7	5.9	2.3	19.8	26.0
Transaction and Integration Related Costs(c)	2.2	2.7	6.7	8.1	1.5	2.4	10.4	13.2
CEO Transition Costs	0.7	—	1.0	—	0.5	—	2.2	—
Loss on Sale of Accounts Receivable(d)	2.1	—	3.2	—	2.3	—	7.6	—
Accounts Receivable Securitization Transaction Costs	0.2	0.3	0.4	0.4	0.2	0.3	0.8	1.0
Operating Lease Asset Step Up	—	—	0.4	0.4	—	—	0.4	0.4
(Gain) Loss on Sale of Assets	—	(2.3)	2.4	(6.0)	0.5	—	2.9	(8.3)
Adjusted Income from Operations	$87.1	$69.2	$202.9	$197.7	$121.9	$107.4	$411.9	$374.3

Amortization	$69.3	$68.4	$102.4	$100.5	$1.3	$3.3	$173.0	$172.2
Depreciation	24.5	22.5	33.3	34.3	18.0	17.7	75.8	74.5
Amortization of Internal Use Software	0.1	—	0.2	—	—	—	0.3	—
Share-Based Compensation Expense	3.2	6.7	4.5	8.3	2.7	4.8	10.4	19.8
Other (Expense) Income, Net	(0.2)	(0.1)	0.2	(0.8)	(0.5)	(0.7)	(0.5)	(1.6)
Adjusted EBITDA(a)	$184.0	$166.7	$343.5	$340.0	$143.4	$132.5	$670.9	$639.2

GAAP Operating Margin %	8.6%	8.1%	13.4%	13.8%	14.1%	12.1%	12.1%	11.7%
Adjusted Operating Margin %	9.3%	8.6%	15.4%	15.7%	15.5%	12.7%	13.6%	12.8%
Adjusted EBITDA Margin %	19.7%	20.6%	26.1%	26.9%	18.3%	15.7%	22.1%	21.9%

(a)
Includes benefits of $5.9 million, $8.3 million, $17.8 million and $32.0 million for AMC, IPS, PES and total Regal Rexnord, respectively, related to IEEPA tariff refunds for the six months ended June 30, 2026.

(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses.
(d)	Represents charges associated with the Securitization Facility.

ADJUSTED GROSS MARGIN
Unaudited
(Dollars in Millions)
	Three Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Total Regal Rexnord
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Gross Margin(a)	$183.3	$154.6	$286.9	$280.4	$141.4	$129.7	$611.6	$564.7
Restructuring and Related Costs(b)	0.6	1.6	4.3	4.0	1.7	0.9	6.6	6.5
Operating Lease Asset Step Up	—	—	0.2	0.2	—	—	0.2	0.2
Loss on Sale of Assets	—	—	2.4	—	—	—	2.4	—
Adjusted Gross Margin(a)	$183.9	$156.2	$293.8	$284.6	$143.1	$130.6	$620.8	$571.4

Gross Margin %	38.4%	37.6%	42.9%	43.2%	34.4%	29.8%	39.2%	37.7%
Adjusted Gross Margin %	38.5%	38.0%	43.9%	43.8%	34.8%	30.0%	39.8%	38.2%

(a)
Includes benefits of $5.9 million, $8.3 million, $17.8 million and $32.0 million for AMC, IPS, PES and total Regal Rexnord, respectively, related to IEEPA tariff refunds for the three months ended June 30, 2026.

(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.

ADJUSTED GROSS MARGIN
Unaudited
(Dollars in Millions)
	Six Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Total Regal Rexnord
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Gross Margin(a)	$345.1	$312.7	$561.6	$537.9	$254.8	$241.7	$1,161.5	$1,092.3
Restructuring and Related Costs(b)	0.8	2.2	8.5	12.8	4.9	1.5	14.2	16.5
Operating Lease Asset Step Up	—	—	0.4	0.4	—	—	0.4	0.4
Loss on Sale of Assets	—	—	2.4	—	—	—	2.4	—
Adjusted Gross Margin(a)	$345.9	$314.9	$572.9	$551.1	$259.7	$243.2	$1,178.5	$1,109.2

Gross Margin %	36.9%	38.7%	42.6%	42.6%	32.5%	28.6%	38.2%	37.5%
Adjusted Gross Margin %	37.0%	39.0%	43.5%	43.7%	33.1%	28.8%	38.8%	38.1%

(a)
Includes benefits of $5.9 million, $8.3 million, $17.8 million and $32.0 million for AMC, IPS, PES and total Regal Rexnord, respectively, related to IEEPA tariff refunds for the six months ended June 30, 2026.

(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.

NET INCOME TO ADJUSTED EBITDA
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net Income	$116.8	$79.6	$181.2	$137.1
Plus: Income Taxes	26.9	21.6	39.0	37.1
Plus: Interest Expense	77.4	85.3	158.0	175.5
Less: Interest Income	(6.2)	(5.1)	(10.9)	(9.3)
Plus: Depreciation	38.5	35.4	75.8	74.5
Plus: Amortization	86.4	86.8	173.0	172.2
EBITDA(a)	$339.8	$303.6	$616.1	$587.1
Plus: Restructuring and Related Costs(b)	9.4	10.6	19.8	26.0
Plus: Share-Based Compensation Expense	2.3	10.3	10.4	19.8
Plus: Transaction and Integration Related Costs(c)	5.4	6.3	10.4	13.2
Plus: CEO Transition Costs	2.2	—	2.2	—
Plus: Loss on Sale of Accounts Receivable(d)	3.9	—	7.6	—
Plus: Accounts Receivable Securitization Transaction Costs	0.7	1.0	0.8	1.0
Plus: Operating Lease Asset Step Up	0.2	0.2	0.4	0.4
Plus: Amortization of Internal Use Software	0.3	—	0.3	—
Plus: Loss (Gain) on Sale of Assets	2.4	(2.3)	2.9	(8.3)
Adjusted EBITDA(a)	$366.6	$329.7	$670.9	$639.2

(a)	Includes a benefit of $32.0 million related to IEEPA tariff refunds for the three and six months ended June 30, 2026.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses.
(d)	Represents charges associated with the Securitization Facility.

DEBT TO EBITDA
Unaudited
(Dollars in Millions)
Last Twelve Months
Jun 30, 2026
Net Income	$324.9
Plus: Income Taxes	73.7
Plus: Interest Expense	331.6
Less: Interest Income	(25.2)
Plus: Depreciation	154.7
Plus: Amortization	346.9
EBITDA(a)	$1,206.6
Plus: Restructuring and Related Costs(b)	40.6
Plus: Share-Based Compensation Expense	27.9
Plus: Transaction and Integration Related Costs(c)	22.1
Plus: Loss on Sale of Accounts Receivable(d)	17.2
Plus: Accounts Receivable Securitization Transaction Costs	0.9
Plus: CEO Transition Costs	9.2
Plus: Operating Lease Asset Step Up	0.8
Plus: Amortization of Internal Use Software	0.5
Plus: Loss on Sale of Businesses	4.5
Plus: Loss on Sale of Assets	8.6
Adjusted EBITDA(a)(e)	$1,338.9

Current Maturities of Long-Term Debt	24.2
Long-Term Debt	4,587.6
Total Gross Debt	$4,611.8
Cash and Cash Equivalents	(441.6)
Net Debt	$4,170.2

Gross Debt/Adjusted EBITDA	3.44

Net Debt/Adjusted EBITDA(e)	3.11

Interest Coverage Ratio(e)(f)	4.37

(a)	Includes a benefit of $32.0 million related to IEEPA tariff refunds.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Primarily relates to integration costs associated with the Altra Transaction.
(d)	Represents charges associated with the Securitization Facility.
(e)	Synergies expected to be realized in the future are included in the calculation of EBITDA that serves as the basis for financial covenant compliance for certain of the Company's debt. The impact of the synergies the Company expects to realize within 18 months is as follows:

	Adjusted EBITDA	$1,338.9
	Synergies to be Realized Within 18 Months	25.0
	Adjusted EBITDA (including synergies)	$1,363.9

	Net Debt/Adjusted EBITDA (including synergies)	3.06

	Interest Expense	$331.6
	Interest Income	(25.2)
	Net Interest Expense	$306.4

	Interest Coverage Ratio (including synergies)(1)	4.45
	(1) Computed as Adjusted EBITDA (including synergies)/Net Interest Expense

(f)	Computed as Adjusted EBITDA/Net Interest Expense

FREE CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net Cash Provided by Operating Activities	$176.6	$523.2	$191.6	$625.5
Additions to Property, Plant and Equipment	(22.5)	(30.2)	(39.9)	(47.0)
Free Cash Flow	$154.1	$493.0	$151.7	$578.5

ADJUSTED EFFECTIVE TAX RATE
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Income before Taxes	$143.7	$101.2	$220.2	$174.2
Provision for Income Taxes	26.9	21.6	39.0	37.1
Effective Tax Rate	18.7%	21.3%	17.7%	21.3%

Income before Taxes	$143.7	$101.2	$220.2	$174.2
Intangible Amortization	86.4	86.8	173.0	172.2
Restructuring and Related Costs(a)	9.4	10.6	19.8	26.0
Share-Based Compensation Expense	2.3	10.3	10.4	19.8
Transaction and Integration Related Costs(b)	5.4	6.3	10.4	13.2
CEO Transition Costs	2.2	—	2.2	—
Accounts Receivable Securitization Transaction Costs	0.7	1.0	0.8	1.0
Operating Lease Asset Step Up	0.2	0.2	0.4	0.4
Loss (Gain) on Sale of Assets	2.4	(2.3)	2.9	(8.3)
Adjusted Income before Taxes	$252.7	$214.1	$440.1	$398.5

Provision for Income Taxes	$26.9	$21.6	$39.0	$37.1
Tax Effect of Intangible Amortization	21.1	21.2	42.3	42.1
Tax Effect of Restructuring and Related Costs	2.2	2.3	4.8	5.9
Tax Effect of Share-Based Compensation Expense	—	1.6	5.3	2.7
Tax Effect of Transaction and Integration Related Costs	1.3	1.7	2.5	3.3
Tax Effect of CEO Transition Costs	0.5	—	0.5	—
Tax Effect of Accounts Receivable Securitization Transaction Costs	0.2	0.2	0.2	0.2
Tax Effect of Operating Lease Asset Step Up	—	0.1	0.1	0.1
Tax Effect of Loss (Gain) on Sale of Assets	0.6	(0.7)	0.7	(2.1)
Discrete Tax Items	(0.1)	0.4	(0.2)	0.5
Adjusted Provision for Income Taxes	$52.7	$48.4	$95.2	$89.8

Adjusted Effective Tax Rate	20.8%	22.6%	21.7%	22.5%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses.